Exhibit 99.1
November 1, 2022

Prudential Financial, Inc. Announces
Third Quarter 2022 Results

•Net loss attributable to Prudential Financial, Inc. of $284 million or $0.78 per Common share versus net income of $1.530 billion or $3.90 per share for the year-ago quarter.
•After-tax adjusted operating income of $803 million or $2.13 per Common share versus $1.487 billion or $3.78 per share for the year-ago quarter.
•Book value per Common share of $44.15 versus $160.29 per share for the year-ago quarter; adjusted book value per Common share of $102.26 versus $106.85 per share for the year-ago quarter.
•Parent company highly liquid assets(1) of $5.1 billion versus $3.8 billion for the year-ago quarter.
•Assets under management(2) of $1.350 trillion versus $1.727 trillion for the year-ago quarter.
•Capital returned to shareholders of $829 million in the quarter, including $375 million of share repurchases and $454 million of dividends, versus $1.326 billion in the year-ago quarter. Dividends paid were $1.20 per Common share, representing a 5% yield on adjusted book value.

Charles Lowrey, Chairman and CEO, commented on results:

“Our third quarter financial results reflect the impact of market conditions, including the variability in alternative investment returns and lower fee income, as well as an elevated level of COVID-19 hospitalization claims in Japan, partially offset by underlying business growth, including the benefit from rising interest rates.

We remained focused on executing on our transformation strategy to become a higher growth and less market sensitive company. We achieved our $750 million cost savings target one year ahead of schedule. We also continued to invest in the growth of our businesses and in new products and solutions that meet the evolving needs of our customers and expand access to insurance, investing, and retirement security across the globe.

Looking ahead, we expect higher interest rates will economically benefit our business over time. We have the financial strength to continue to navigate the current economic and market environment. As we monitor developments, we will maintain our disciplined approach to capital management and redeployment.”

NEWARK, N.J. – Prudential Financial, Inc. (NYSE: PRU) today reported third quarter results. Net loss attributable to Prudential Financial, Inc. was $284 million ($0.78 per Common share) for the third quarter of 2022, compared to net income of $1.530 billion ($3.90 per Common share) for the third quarter of 2021. After-tax adjusted operating income was $803 million ($2.13 per Common share) for the third quarter of 2022, compared to $1.487 billion ($3.78 per Common share) for the third quarter of 2021.
Consolidated adjusted operating income and adjusted book value are non-GAAP measures. A discussion of these measures, including definitions thereof, how they are useful to investors, and certain limitations thereof, is included later in this press release under “Non-GAAP Measures” and reconciliations to the most comparable GAAP measures are provided in the tables that accompany this release.
RESULTS OF ONGOING OPERATIONS
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Prudential Financial, Inc. Third Quarter 2022 Earnings Release	Page 2
The Company’s ongoing operations include PGIM, U.S. Businesses, International Businesses, and Corporate & Other. In the following business-level discussion, adjusted operating income refers to pre-tax results.
PGIM
PGIM, the Company’s global investment management business, reported adjusted operating income of $219 million for the third quarter of 2022, compared to $327 million in the year-ago quarter. This decrease primarily reflects lower asset management fees, driven by a reduction in assets under management.
PGIM assets under management of $1.206 trillion were down 20% from the year-ago quarter, resulting from higher interest rates and widening credit spreads, as well as declines in equity markets. Third-party net outflows of $4.0 billion in the current quarter reflect $4.6 billion of retail outflows mainly from fixed income, partially offset by institutional inflows of $0.6 billion, primarily driven by real estate strategies.
U.S. Businesses
U.S. Businesses reported adjusted operating income of $702 million for the third quarter of 2022, compared to $1.090 billion in the year-ago quarter. This decrease primarily reflects lower net investment spread results, driven by lower variable investment income, and lower net fee income, partially offset by more favorable underwriting results.
Retirement Strategies, consisting of Institutional Retirement Strategies and Individual Retirement Strategies, reported adjusted operating income of $678 million for the third quarter of 2022, compared to $1.070 billion in the year-ago quarter.

Institutional Retirement Strategies:
•Reported adjusted operating income of $233 million in the current quarter, compared to $571 million in the year-ago quarter. This decrease reflects lower net investment spread results, driven by lower variable investment income, partially offset by higher reserve gains.

•Account values of $238 billion declined 3% from the year-ago quarter, driven by unfavorable foreign exchange impacts and market depreciation. Net inflows in the current quarter totaled $9.8 billion, driven by $9.7 billion of funded pension risk transfer transactions, including being selected for a 50% participation in the second largest pension risk transfer transaction in U.S. market history.

Individual Retirement Strategies:
•Reported adjusted operating income of $445 million in the current quarter, compared to $499 million in the year-ago quarter. This decrease reflects lower fee income, net of distribution expenses and other associated costs, driven by a reduction in account values, partially offset by higher net investment spread results.

•Account values of $116 billion were down 35% from the year-ago quarter, reflecting the sale of a block of legacy variable annuities, market depreciation, and net outflows. Gross sales of $1.4 billion in the current quarter reflect the continued momentum from our FlexGuard products and increased sales of fixed annuity products.

Group Insurance:
•Reported adjusted operating income of $27 million in the current quarter, compared to a net operating loss of $135 million in the year-ago quarter. This increase reflects more favorable underwriting results in both group life and disability, partially offset by lower net investment spread results.

•Reported earned premiums, policy charges, and fees of $1.4 billion were consistent with the year-ago quarter.

Individual Life:
•Reported adjusted operating income of $41 million in the current quarter, compared to $210 million in the year-ago quarter. This decrease primarily reflects lower net investment spread results, driven by lower variable investment income.

•Sales of $150 million in the current quarter decreased 21% from the year-ago quarter, driven by lower Variable Life sales.

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Prudential Financial, Inc. Third Quarter 2022 Earnings Release	Page 3
Assurance IQ reported a loss, on an adjusted operating income basis, of $44 million in the current quarter, compared to a loss of $55 million in the year-ago quarter. This reflects lower expenses, partially offset by lower revenues, driven by less case referral income.
International Businesses
International Businesses, consisting of Life Planner and Gibraltar Life & Other, reported adjusted operating income of $430 million for the third quarter of 2022, compared to $887 million in the year-ago quarter. This decrease primarily reflects less favorable underwriting results and lower net investment spread results, driven by lower variable investment income.
Life Planner:
•Reported adjusted operating income of $254 million in the current quarter, compared to $475 million in the year-ago quarter. This decrease reflects less favorable underwriting results, driven by COVID-19 and unfavorable policyholder behavior in Japan, and lower net investment spread results, driven by lower variable investment income.

•Constant dollar basis sales(3) of $241 million in the current quarter increased 2% from the year-ago quarter, primarily driven by growth in Brazil.

Gibraltar Life & Other:
•Reported adjusted operating income of $176 million in the current quarter, compared to $412 million in the year-ago quarter. This decrease reflects lower net investment spread results, driven by lower variable investment income, and less favorable underwriting results driven by COVID-19 in Japan.

•Constant dollar basis sales(3) of $206 million in the current quarter decreased 24% from the year-ago quarter, primarily driven by lower protection product sales in the Bank and Life Consultant channels.
Corporate & Other
Corporate & Other reported a loss, on an adjusted operating income basis, of $325 million for the third quarter of 2022, compared to a loss of $460 million in the year-ago quarter. This lower loss reflects the absence of costs related to the early extinguishment of debt in the year-ago quarter, gains from the sales of certain home office properties, favorable foreign exchange rate impacts, and higher income from pension and other employee benefit plans.
NET INCOME
Net loss in the current quarter included $1.464 billion of pre-tax net realized investment losses and related charges and adjustments, largely reflecting the impacts of rising interest rates, including $75 million of pre-tax net impairment and credit-related losses, $100 million of pre-tax losses from divested and run-off businesses, and $133 million of pre-tax gains related to market experience updates.
Net income for the year-ago quarter included $199 million of pre-tax losses related to market experience updates, $98 million of pre-tax net realized investment gains and related charges and adjustments, including $17 million of pre-tax net impairment and credit-related losses, and $75 million of pre-tax earnings from divested and run-off businesses.
EARNINGS CONFERENCE CALL
Members of Prudential’s senior management will host a conference call on Wednesday, November 2, 2022, at 11:00 a.m. ET to discuss with the investment community the Company’s third quarter results. The conference call will be broadcast live over the Company’s Investor Relations website at investor.prudential.com. Please log on 15 minutes early in the event necessary software needs to be downloaded. Institutional investors, analysts, and other members of the professional financial community are invited to listen to the call and participate in the Q&A by dialing one of the following numbers: (877) 407-8293 (domestic) or (201) 689-8349 (international). All others may join the conference call in listen-only mode by dialing one of the above numbers. A replay will also be available on the Investor Relations website through November 16. To access a replay via phone starting at 3:00 p.m. ET on November 2 through November 16 dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and use replay code 13725142.

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Prudential Financial, Inc. Third Quarter 2022 Earnings Release	Page 4
FORWARD-LOOKING STATEMENTS
Certain of the statements included in this release, including those regarding our strategy to become a higher growth and less market sensitive company, our approach to capital management and redeployment, the expected impact of the rising interest rate environment, and other business strategies, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. Prudential Financial, Inc.’s actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The forward-looking statements herein are subject to the risk, among others, that we will be unable to execute our strategy because of market or competitive conditions or other factors. Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this document.
NON-GAAP MEASURES
Consolidated adjusted operating income and adjusted book value are non-GAAP measures. Reconciliations to the most directly comparable GAAP measures are included in this release.

We believe that our use of these non-GAAP measures helps investors understand and evaluate the Company’s performance and financial position. The presentation of adjusted operating income as we measure it for management purposes enhances the understanding of the results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described below. Adjusted book value augments the understanding of our financial position by providing a measure of net worth that is primarily attributable to our business operations separate from the portion that is affected by capital and currency market conditions, and by isolating the accounting impact associated with insurance liabilities that are generally not marked to market and the supporting investments that are marked to market through accumulated other comprehensive income under GAAP. However, these non-GAAP measures are not substitutes for income and equity determined in accordance with GAAP, and the adjustments made to derive these measures are important to an understanding of our overall results of operations and financial position. The schedules accompanying this release provide reconciliations of non-GAAP measures with the corresponding measures calculated using GAAP. Additional historic information relating to our financial performance is located on our website at investor.prudential.com.

Adjusted operating income is a non-GAAP measure used by the Company to evaluate segment performance and to allocate resources. Adjusted operating income excludes “Realized investment gains (losses), net,” as adjusted, and related charges and adjustments. A significant element of realized investment gains and losses are impairments and credit-related and interest rate-related gains and losses. Impairments and losses from sales of credit-impaired securities, the timing of which depends largely on market credit cycles, can vary considerably across periods. The timing of other sales that would result in gains or losses, such as interest rate-related gains or losses, is largely subject to our discretion and influenced by market opportunities as well as our tax and capital profile.

Realized investment gains (losses) within certain businesses for which such gains (losses) are a principal source of earnings, and those associated with terminating hedges of foreign currency earnings and current period yield adjustments, are included in adjusted operating income. Adjusted operating income generally excludes realized investment gains and losses from products that contain embedded derivatives, and from associated derivative portfolios that are part of an asset-liability management program related to the risk of those products. Adjusted operating income also excludes gains and losses from changes in value of certain assets and liabilities relating to foreign currency exchange movements that have been economically hedged or considered part of our capital funding strategies for our international subsidiaries, as well as gains and losses on certain investments that are designated as trading. Adjusted operating income also excludes investment gains and losses on assets supporting experience-rated contractholder liabilities and changes in experience-rated contractholder liabilities due to asset value changes, because these recorded changes in asset and liability values are expected to ultimately accrue to contractholders. Additionally, adjusted operating income excludes the changes in fair value of equity securities that
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Prudential Financial, Inc. Third Quarter 2022 Earnings Release	Page 5
are recorded in net income.

Adjusted operating income excludes market experience updates, reflecting the immediate impacts in current period results from changes in current market conditions on estimates of profitability, which we believe enhances the understanding of underlying performance trends. Adjusted operating income also excludes the results of Divested and Run-off Businesses, which are not relevant to our ongoing operations, and discontinued operations and earnings attributable to noncontrolling interests, each of which is presented as a separate component of net income under GAAP. Additionally, adjusted operating income excludes other items, such as certain components of the consideration for acquisitions, which are recognized as compensation expense over the requisite service periods, changes in the fair value of contingent consideration, and goodwill impairments. Earnings attributable to noncontrolling interests is presented as a separate component of net income under GAAP and excluded from adjusted operating income. The tax effect associated with pre-tax adjusted operating income is based on applicable IRS and foreign tax regulations inclusive of pertinent adjustments.

Adjusted operating income does not equate to “Net income” as determined in accordance with U.S. GAAP. Adjusted operating income is not a substitute for income determined in accordance with U.S. GAAP, and our definition of adjusted operating income may differ from that used by other companies. The items above are important to an understanding of our overall results of operations. However, we believe that the presentation of adjusted operating income as we measure it for management purposes enhances the understanding of our results of operations by highlighting the results from ongoing operations and the underlying profitability of our businesses. Trends in the underlying profitability of our businesses can be more clearly identified without the fluctuating effects of the items described above.

Adjusted book value is calculated as total equity (GAAP book value) excluding accumulated other comprehensive income (loss) and the cumulative effect of foreign currency exchange rate remeasurements and currency translation adjustments corresponding to realized investment gains and losses. These items are excluded in order to highlight the book value attributable to our core business operations separate from the portion attributable to external and potentially volatile capital and currency market conditions.
FOOTNOTES
(1)Highly liquid assets predominantly include cash, short-term investments, U.S. Treasury securities, obligations of other U.S. government authorities and agencies, and/or foreign government bonds. For more information about highly liquid assets, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(2)For more information about assets under management, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations – Segment Measures” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

(3)For more information about constant dollar basis sales, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations by Segment – International Businesses” included in Prudential Financial, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Prudential Financial, Inc. (NYSE: PRU), a global financial services leader and premier active global investment manager with more than $1.3 trillion in assets under management as of September 30, 2022, has operations in the United States, Asia, Europe, and Latin America. Prudential’s diverse and talented employees help make lives better and create financial opportunity for more people by expanding access to investing, insurance, and retirement security. Prudential’s iconic Rock symbol has stood for strength, stability, expertise, and innovation for more than a century. For more information, please visit news.prudential.com.

MEDIA CONTACT: Bill Launder, (973) 802-8760, bill.launder@prudential.com
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Financial Highlights
(in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
Adjusted operating income (loss) before income taxes (1):
PGIM	$219	$327	$613	$1,293
U.S. Businesses	702	1,090	2,015	2,980
International Businesses	430	887	1,786	2,561
Corporate and Other	(325)	(460)	(950)	(1,118)
Total adjusted operating income before income taxes	$1,026	$1,844	$3,464	$5,716
Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	$(1,464)	$98	$(5,174)	$1,511
Market experience updates	133	(199)	658	330
Divested and Run-off Businesses:
Closed Block division	(24)	27	12	92
Other Divested and Run-off Businesses	(76)	48	27	432
Equity in earnings of operating joint ventures and earnings attributable to noncontrolling interests	(22)	(3)	(23)	(53)
Other adjustments (2)	(10)	(9)	(27)	(35)
Total reconciling items, before income taxes	(1,463)	(38)	(4,527)	2,277
Income (loss) before income taxes and equity in earnings of operating joint ventures	$(437)	$1,806	$(1,063)	$7,993
Income Statement Data:
Net income (loss) attributable to Prudential Financial, Inc.	$(284)	$1,530	$(880)	$6,516
Income (loss) attributable to noncontrolling interests	(6)	35	(26)	36
Net income (loss)	(290)	1,565	(906)	6,552
Less: Earnings attributable to noncontrolling interests	(6)	35	(26)	36
Income (loss) attributable to Prudential Financial, Inc.	(284)	1,530	(880)	6,516
Less: Equity in earnings of operating joint ventures, net of taxes and earnings attributable to noncontrolling interests	5	(17)	(23)	27
Income (loss) (after-tax) before equity in earnings of operating joint ventures	(289)	1,547	(857)	6,489
Less: Total reconciling items, before income taxes	(1,463)	(38)	(4,527)	2,277
Less: Income taxes, not applicable to adjusted operating income	(371)	(98)	(985)	333
Total reconciling items, after income taxes	(1,092)	60	(3,542)	1,944
After-tax adjusted operating income (1)	803	1,487	2,685	4,545
Income taxes, applicable to adjusted operating income	223	357	779	1,171
Adjusted operating income before income taxes (1)	$1,026	$1,844	$3,464	$5,716

See footnotes on last page.

Financial Highlights
(in millions, except per share data, unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
Earnings per share of Common Stock:
Net income (loss) attributable to Prudential Financial, Inc.	$(0.78)	$3.90	$(2.41)	$16.32
Less: Reconciling Items:
Realized investment gains (losses), net, and related charges and adjustments	(3.92)	0.25	(13.75)	3.84
Market experience updates	0.36	(0.51)	1.75	0.84
Divested and Run-off Businesses:
Closed Block division	(0.06)	0.07	0.03	0.23
Other Divested and Run-off Businesses	(0.20)	0.12	0.07	1.10
Difference in earnings allocated to participating unvested share-based payment awards	0.01	—	0.05	(0.07)
Other adjustments (2)	(0.03)	(0.02)	(0.07)	(0.09)
Total reconciling items, before income taxes	(3.84)	(0.09)	(11.92)	5.85
Less: Income taxes, not applicable to adjusted operating income	(0.93)	(0.21)	(2.47)	0.91
Total reconciling items, after income taxes	(2.91)	0.12	(9.45)	4.94
After-tax adjusted operating income	$2.13	$3.78	$7.04	$11.38
Weighted average number of outstanding common shares (basic)	371.0	383.8	373.8	390.4
Weighted average number of outstanding common shares (diluted)	373.1	386.8	376.4	393.2
For earnings per share of Common Stock calculation:
Net income (loss) attributable to Prudential Financial, Inc.	$(284)	$1,530	$(880)	$6,516
Less: Earnings allocated to participating unvested share-based payment awards	6	23	19	98
Net income (loss) attributable to Prudential Financial, Inc. for earnings per share of Common Stock calculation	$(290)	$1,507	$(899)	$6,418
After-tax adjusted operating income (1)	$803	$1,487	$2,685	$4,545
Less: Earnings allocated to participating unvested share-based payment awards	10	23	36	69
After-tax adjusted operating income for earnings per share of Common Stock calculation (1)	$793	$1,464	$2,649	$4,476
Prudential Financial, Inc. Equity (as of end of period):
GAAP book value (total PFI equity) at end of period	$16,502	$61,887
Less: Accumulated other comprehensive income (AOCI)	(20,874)	21,836
GAAP book value excluding AOCI	37,376	40,051
Less: Cumulative effect of foreign exchange rate remeasurement and currency
translation adjustments corresponding to realized gains/losses	(847)	(1,205)
Adjusted book value	$38,223	$41,256
End of period number of common shares (diluted)	373.8	386.1
GAAP book value per common share - diluted	44.15	160.29
GAAP book value excluding AOCI per share - diluted	99.99	103.73
Adjusted book value per common share - diluted	102.26	106.85

See footnotes on last page.

Financial Highlights
(in millions, or as otherwise noted, unaudited)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2022	2021	2022	2021
PGIM:
PGIM:
Assets Managed by PGIM (in billions, as of end of period):
Institutional customers	$536.3	$625.3
Retail customers	298.1	395.4
General account	371.8	493.2
Total PGIM	$1,206.2	$1,513.9
Institutional Customers - Assets Under Management (in billions):
Gross additions, other than money market	$16.4	$14.0	$57.8	$58.2
Net additions, other than money market	$0.6	$0.7	$9.0	$7.4
Retail Customers - Assets Under Management (in billions):
Gross additions, other than money market	$13.5	$16.9	$49.8	$65.8
Net additions (withdrawals), other than money market	$(4.6)	$(0.4)	$(17.5)	$3.7
U.S. Businesses:
Retirement Strategies:
Institutional Retirement Strategies:
Gross additions	$13,518	$8,045	$19,496	$18,466
Net additions	$9,827	$3,499	$7,346	$2,534
Total account value at end of period	$238,313	$246,068
Individual Retirement Strategies:
Fixed and Variable Annuity Sales and Account Values:
Gross sales	$1,389	$1,500	$4,530	$5,048
Sales, net of full surrenders and death benefits	$164	$(1,073)	$(443)	$(2,700)
Total account value at end of period	$115,790	$178,678
Group Insurance:
Group Insurance Annualized New Business Premiums (3):
Group life	$67	$51	$273	$242
Group disability	36	17	183	172
Total	$103	$68	$456	$414
Individual Life:
Individual Life Insurance Annualized New Business Premiums (3):
Term life	$24	$26	$71	$91
Universal life (4)	23	19	67	80
Variable life	103	144	317	402
Total	$150	$189	$455	$573
International Businesses:
International Businesses:
International Businesses Annualized New Business Premiums (3)(5):
Actual exchange rate basis	$413	$504	$1,331	$1,502
Constant exchange rate basis	$447	$509	$1,399	$1,517

See footnotes on last page.

Financial Highlights
(in billions, as of end of period, unaudited)

	September 30
	2022	2021
Assets and Assets Under Management and Administration:
Total assets	$677.8	$932.6
Assets under management (at fair market value):
PGIM	$1,206.2	$1,513.9
U.S. Businesses	123.4	160.0
International Businesses	13.8	12.1
Corporate and Other	6.1	40.6
Total assets under management	1,349.5	1,726.6
Assets under administration	139.4	372.4
Total assets under management and administration	$1,488.9	$2,099.0

(1)	Adjusted operating income is a non-GAAP measure of performance. See NON-GAAP MEASURES within the earnings release for additional information. Adjusted operating income, when presented at the segment level, is also a segment performance measure. This segment performance measure, while not a traditional U.S. GAAP measure, is required to be disclosed by U.S. GAAP in accordance with FASB Accounting Standard Codification (ASC) 280 – Segment Reporting. When presented by segment, we have prepared the reconciliation of adjusted operating income to the corresponding consolidated U.S. GAAP total in accordance with the disclosure requirements as articulated in ASC 280.

(2)	Represents adjustments not included in the above reconciling items. Also includes certain components of consideration for business acquisitions, which are recognized as compensation expense over the requisite service periods, as well as changes in the fair value of the associated contingent consideration, and goodwill impairments.

(3)	Premiums from new sales are expected to be collected over a one-year period. Group insurance annualized new business premiums exclude new premiums resulting from rate changes on existing policies, from additional coverage issued under our Servicemembers’ Group Life Insurance contract, and from excess premiums on group universal life insurance that build cash value but do not purchase face amounts. Group insurance annualized new business premiums include premiums from the takeover of claim liabilities. Excess (unscheduled) and single premium business for the Company’s domestic individual life and international operations are included in annualized new business premiums based on a 10% credit.

(4)	Prior period amounts have been reclassified to conform to current period presentation.

(5)	Actual amounts reflect the impact of currency fluctuations. Constant amounts reflect foreign denominated activity translated to U.S. dollars at uniform exchange rates for all periods presented, including Japanese yen 104 per U.S. dollar. U.S. dollar-denominated activity is included based on the amounts as transacted in U.S. dollars.